Exhibit 8
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                January 23, 2004

Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

         Re:  Georgia Power Capital Trust VII Trust Preferred Securities

Ladies and Gentlemen:

         We are acting as counsel to Georgia Power Company in connection with the issuance by Georgia Power Capital Trust VII (the "Trust") of 8,000,000 5 7/8% Trust Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of Georgia Power Company, the Trust, Georgia Power Capital Trust VIII, Georgia Power Capital Trust IX and Georgia Power Capital Trust X on Form S-3 (Registration Nos. 333-105815, 333-105815-01, 333-105815-02, 333-105815-03 and 333-105815-04) filed with the
Securities and Exchange Commission (the "Commission") on June 4, 2003, and declared effective by the Commission on June 25, 2003 (the "Registration Statement"), (ii) the prospectus of the Company and the Trust dated June 25, 2003 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated January 15, 2004 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meanings specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the


           ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o RICHMOND
                TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.


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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Georgia Power Company
January 23, 2004
Page 2

heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                 Very truly yours,

                                                 /s/Troutman Sanders LLP

                                                 TROUTMAN SANDERS LLP